Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Olins as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-3 (Registration No. 333-122391) of SpatiaLight, Inc. filed under the Securities Act of 1933, as amended, and any amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, and every act and thing requisite or necessary to be done in and about the premise, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done in virtue hereof.

         This Power of Attorney shall remain in full force and effect for a period of one (1) year ending the 14th day of April 2006, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of April 2005.

         Signature                                      Title
         ---------                                      -----

/s/ LAWRENCE J. MATTESON                    Chairman of the Board of Directors
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Lawrence J. Matteson

/s/ ROBERT C. MUNRO                         Director
---------------------------
Robert C. Munro

/s/ CLAUDE PIAGET                           Director
---------------------------
Claude Piaget